ACUSON CORPORATION                                                 EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-29596, 33-43606, 33-59707, 33-61691, 33-59250 and 33-66734.



/s/ Arthur Andersen LLP



San Jose, California
March 28, 1997